Exhibit 4.5

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Warrant No. 241

WARRANT A TO PURCHASE SHARES OF COMMON STOCK

OF

NEOSTEM, INC.

THIS CERTIFIES that, for value received, Wall Street Communications Group, Inc. is entitled to purchase from NEOSTEM, INC., a Delaware corporation (the “Corporation”), subject to the terms and conditions hereof, two hundred and fifty thousand (250,000) shares (the “Warrant Shares”) of common stock, $.001 par value (the “Common Stock”). This warrant, together with all warrants hereafter issued in exchange or substitution for this warrant, is referred to as the “Warrant” and the holder of this Warrant is referred to as the “Holder.” The number of Warrant Shares is subject to adjustment as hereinafter provided. Notwithstanding anything to the contrary contained herein, this Warrant shall expire at 5:00 p.m. (Eastern Time) on June 19, 2013 (the “Termination Date”).

1. Exercise of Warrant and Vesting.

(a) This Warrant shall vest and become exercisable as to 41,667 Warrant Shares on each of the date of execution of that certain consulting agreement (the “Consulting Agreement”) dated as of June 11, 2008 between Wall Street Communications Group, Inc. and the Corporation and each of the first, second, third, fourth and fifth month anniversaries of the execution of the Consulting Agreement (each a “Vesting Date”) (except it shall vest as to 41,666 Warrant Shares on the fourth and fifth anniversaries); provided, however, that in the event the Consulting Agreement is terminated in accordance with Section IV of the Consulting Agreement prior to any Vesting Date, the Warrant shall remain exercisable in accordance with its terms as to the Warrant Shares as to which it vested prior to termination and the Warrant shall terminate and be of no further force or effect with respect to the remainder of the Warrant Shares. The Holder may, at any time prior to the Termination Date with respect to any Warrant Shares for which it has vested, exercise this Warrant in whole or in part at an exercise price per share as follows: (i) as to 50,000 Warrant Shares an exercise price of $1.00 per share, (ii) as to an additional 50,000 Warrant Shares an exercise price of $1.30 per share, (iii) as to an additional 50,000 Warrant Shares an exercise price of $1.75 per share; (iv) as to an additional 50,000 Warrant Shares an exercise price of $2.00 per share, and (v) as to an additional 50,000 Warrant Shares an exercise price of $3.00 per share, in each case subject to adjustment as provided herein (the “Exercise Price”), by the surrender of this Warrant (properly endorsed) at the principal office of the Corporation, or at such other agency or office of the Corporation in the United States of America as the Corporation may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Corporation, and  by payment to the Corporation of the Exercise Price in lawful money of the United States by check or wire transfer for each share of Common Stock being purchased.

This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon exercise shall be treated for all purposes as the Holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Corporation shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full Warrant Shares issuable upon such exercise. If the Warrant shall be exercised for less than the total number of shares of Warrant Shares then issuable upon exercise, promptly after surrender of the Warrant upon such exercise, the Corporation will execute and deliver a new Warrant, dated the date hereof, evidencing the right of the Holder to the balance of the Warrant Shares purchasable hereunder upon the same terms and conditions set forth herein.

2. Reservation of Warrant Shares. The Corporation agrees that, prior to the expiration of this Warrant, it will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the number of Warrant Shares as from time to time shall be issuable by the Corporation upon the exercise of this Warrant.

3. No Stockholder Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Corporation.

4. Transferability of Warrant. Prior to the Termination Date and subject to compliance with applicable Federal and State securities and other laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed for transfer. Any registration rights to which this Warrant may then be subject shall be transferred together with the Warrant to the subsequent Investor.

5. Certain Adjustments. With respect to any rights that Holder has to exercise this Warrant and convert into shares of Common Stock, Holder shall be entitled to the following adjustments:

(a) Merger or Consolidation. If at any time there shall be a merger or a consolidation of the Corporation with or into another entity when the Corporation is not the surviving corporation, then, as part of such merger or consolidation, lawful provision shall be made so that the holder hereof shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor corporation resulting from such merger or consolidation, to which the holder hereof as the holder of the stock deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such transaction. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the holder hereof as the holder of this Warrant after the merger or consolidation.

(b) Reclassification, Recapitalization, etc. If the Corporation at any time shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding shares of Common Stock, or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

(c) Split or Combination of Common Stock and Stock Dividend. In case the Corporation shall at any time subdivide, redivide, recapitalize, split (forward or reverse) or change its outstanding shares of Common Stock into a greater number of shares or declare a dividend upon its Common Stock payable solely in shares of Common Stock, the Exercise Price shall be proportionately reduced and the number of Warrant Shares proportionately increased. Conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Exercise Price shall be proportionately increased and the number of Warrant Shares proportionately reduced.

6. Legend and Stop Transfer Orders. Unless the Warrant Shares have been registered under the Securities Act, upon exercise of any part of the Warrant, the Corporation shall instruct its transfer agent to enter stop transfer orders with respect to such Warrant Shares, and all certificates or instruments representing the Warrant Shares shall bear on the face thereof substantially the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

7. Registration Rights. The Company grants registration rights to the Holder as follows:

(a) The Company will prepare and file (which may include the preparation and filing of one or more pre-effective amendments to any registration statements that relates to the Company’s securities, which may be currently on file or may be subsequently filed with the Securities and Exchange Commission (the “Commission”)), at its own expense, a registration statement under the Securities Act (the “Registration Statement”) with the Commission no later than July 3, 2008 for the non-underwritten public offering and resale of the Warrant Shares (subject to adjustment as set forth in the Warrants) (the “Registrable Securities”) through the facilities of all appropriate securities exchanges, if any, on which the Company’s Common Stock is being sold or on the over-the-counter market if the Company’s Common Stock is quoted thereon. Such registration statement may include securities required to be included by the Company pursuant to registration rights granted by the Company prior to the date of the Consulting Agreement. Notwithstanding anything herein to the contrary, if the Commission refuses to declare a Registration Statement filed pursuant to this provision effective as a valid secondary offering under Rule 415 due to the number of securities included in such Registration Statement relative to the outstanding number of shares of Common Stock, then the Company shall be permitted to reduce the number of Registrable Securities included in such Registration Statement to an amount such that the number of securities included in such Registration Statement does not exceed an amount that the Commission allows for the offering thereunder to qualify as a valid secondary offering under Rule 415.  The Company shall have no liability as to any Registrable Securities which are not permitted by the Commission to be included in a Registration Statement due solely to SEC Guidance from the time that it is determined that securities are not permitted to be registered due to SEC Guidance or as to any delay occasioned by such SEC Guidance. To the extent any Registrable Securities are not permitted to by registered due to SEC Guidance, the Company will include such Registrable Securities in the Company’s next registration statement or in a previously filed registration statement pursuant to a post-effective amendment (other than a Form S-8 or S-4), if permissible, whichever is the first to occur.

“SEC Guidance” means (i) any written or oral guidance, comments, requirements or requests of the Commission staff and (ii) the Securities Act and rules and regulations thereunder.

(b) The Company will use its reasonable best efforts to cause such Registration Statement to become effective.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers under its seal, this 20th day of June 2008.

NEOSTEM, INC.

/s/ Robin L. Smith
Robin L. Smith
Chairman & Chief Executive Officer

WARRANT EXERCISE FORM

To Be Executed by the Holder in Order to Exercise Warrant

To:	NeoStem, Inc. Dated: ________________ __, 20__
420 Lexington Avenue
Suite 450
New York, New York 10170
Attn: Chairman and CEO

The undersigned, pursuant to the provisions set forth in the attached Warrant No. ______, hereby irrevocably elects to purchase ____________ shares of the Common Stock of NeoStem, Inc. covered by such Warrant.

☐
The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of $__________ in lawful money of the United States.

The undersigned hereby requests that certificates for the Warrant Shares purchased hereby be issued in the name of:

(please print or type name and address)

(please insert social security or other identifying number)

and be delivered as follows:

(please print or type name and address)

(please insert social security or other identifying number)

and if such number of shares of Common Stock shall not be all the shares evidenced by this Warrant Certificate, that a new Warrant for the balance of such shares be registered in the name of, and delivered to, Holder.

Signature of Holder

SIGNATURE GUARANTEE:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form. Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

Dated: ________ __, 200_

Holder’s Signature:
Holder’s Address:

Signature Guaranteed: ___________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust Corporation. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.